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                                                                    Exhibit 99.1

K & F INDUSTRIES

                                                    Contact: Kenneth M. Schwartz
                                                          K & F Industries, Inc.
                                                                  (212) 297-0900

                 K & F INDUSTRIES, INC. REPORTS RESULTS FOR THE
              SECOND QUARTER AND THE SIX MONTHS ENDED JUNE 30, 2004


NEW YORK - August 11, 2004 - K & F Industries, Inc. today reported its results for the second quarter and six months ended June 30, 2004. Compared to last year, net income for the quarter doubled to $8 million, a result of strong sales to the commercial airline and general aviation market sectors, and reduced interest expense. On the same basis, sales rose 7 percent in the quarter, and operating income and EBITDA (earnings before interest, taxes, depreciation and amortization) were up 31 percent and 26 percent, respectively, driven by a favorable mix of higher margin products sold, combined with lower operating costs.

"Both Aircraft Braking Systems Corporation and Engineered Fabrics Corporation have turned in two consecutive quarters of strong financial performance for 2004," stated Kenneth M. Schwartz, president and chief operating officer of K & F Industries, Inc. "The economy continues to improve, creating increased demand for our commercial and general aviation products. We are well on our way to achieving our plan for 2004," continued Mr. Schwartz.

Comparing the quarter ended June 30, 2004 with the quarter ended June 30, 2003:

     o    Sales totaled $84 million, up 7 percent from $78 million.

     o    Commercial revenues grew $5 million to $47 million.

     o General aviation sales were $16 million, up 25 percent from $13 million.

     o    Military sales declined $2 million to $21 million.

     o    Bookings were $75 million versus $73 million.

     o    Operating income was $22 million, up 31 percent from $17 million.

     o    EBITDA was $25 million, up $5 million from $20 million.

     o    EBITDA margins increased to 29.6 percent from 25.1 percent.

     o    Cash on hand at June 30, 2004 was $44 million.

Comparing the six months ended June 30, 2004 with the six months ended June 30, 2003:

     o    Sales totaled $167 million, versus $160 million.

     o    Commercial revenues were $91 million up slightly from $89 million.

     o General aviation sales were $31 million, up 24 percent from $25 million.

     o    Military sales were flat at $45 million versus $46 million.

     o    Bookings rose 11 percent to $165 million from $148 million.

     o    Operating income was $44 million versus $38 million.

     o    EBITDA increased 15 percent to $50 million from $44 million.

     o    EBITDA margins rose to 30.2 percent from 27.3 percent.

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EBITDA includes a charge for shipments of original equipment to airplane manufacturers (program investments, which are sold at a discount to cost and expensed when shipped) of $16 million and $13 million for the first six months of 2004 and 2003, respectively.

               Segment Results for the Periods Ended June 30, 2004
               ---------------------------------------------------

     o Revenues for Aircraft Braking Systems Corporation were $69 million and $138 million, for the second quarter and first half respectively, compared to $64 million and $135 million last year.

     o Revenues for Engineered Fabrics Corporation were $14 million for the second quarter, flat with the prior year's second quarter, and up 13 percent to $29 million for the first half.

                         Two New Program Awards in 2004
                         ------------------------------

In the second quarter, ABSC was selected by Gulfstream Aerospace Corporation to supply wheels, carbon brakes and a combined digital antiskid and brake temperature monitoring system for its new G-350 aircraft. As Gulfstream's primary wheel and brake supplier, ABSC provides original equipment for five of the seven aircraft models currently offered by Gulfstream, including the G-100, G-150, G-200, G-350 and G-450. In July 2004, ABSC was selected by Dassault Aviation to supply wheels, carbon brakes, and a digital brake-by-wire brake control system for the new transatlantic Falcon 900DX. This award follows the certification and entry into service with ABSC equipment of the Falcon 900EX-EASy in December 2003. In 2002, Dassault also selected ABSC as their braking system supplier for their all new top-of-the-line business jet, the Falcon 7X.

                          Financial Guidance Reaffirmed
                          -----------------------------

K & F reaffirms its previously reported guidance for 2004. Compared to 2003, sales are expected to improve slightly and EBITDA and net income should be flat, reflecting an increased level of expensed program investments in 2004.

K & F Industries Inc., through its Aircraft Braking Systems Corporation subsidiary, is a worldwide leader in the manufacture of wheels, brakes and brake control systems for commercial transport, general aviation and military aircraft. K & F's other subsidiary, Engineered Fabrics Corporation, is a major producer of aircraft fuel tanks, de-icing equipment and specialty coated fabrics used for storage, shipping, environmental and rescue applications for commercial and military use.

                                      # # #

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Notice to Recipients

Any market analysis or financial projection presented here represents the subjective view of the Company. While estimates for future performance are based on assumptions which management believes are reasonable, no representation is made as to their accuracy. There can be no assurance that management's views are accurate or that management's projections will be realized.

Some statements and information contained here are not historical facts, but are "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition, the Company or its representatives have made and may continue to make forward-looking statements, orally, in writing or in other contexts, such as in reports filed with the SEC or press releases. These forward-looking statements may be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "should" or the like, the negative of these words or other variations of these words or comparable words, or discussion of strategy that involves risk and uncertainties. We caution you that these forward-looking statements are only predictions, and actual events or results may differ materially as a result of a wide variety of factors and conditions, many of which are beyond our control. Some of these factors and conditions include: (i) government or regulatory changes, (ii) dependence on our subsidiary, Aircraft Braking Systems Corporation, for operating income, (iii) competition in the market for our products, and (iv) our substantial indebtedness. This press release should be read in conjunction with our periodic reports filed with the SEC.

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                             K & F INDUSTRIES, INC.

                        CONSOLIDATED STATEMENTS OF INCOME

                                 (In thousands)





                                        Three Months             Six Months
                                           Ended                   Ended
                                          June 30,                June 30,
                                    --------------------    --------------------
                                      2004        2003        2004        2003
                                    --------    --------    --------    --------

Sales                               $ 83,591    $ 77,946    $166,740    $160,021
Costs and Expenses                    61,887      61,421     122,335     122,349
                                    --------    --------    --------    --------
Operating Income                      21,704      16,525      44,405      37,672
Interest Expense, net                  9,742      10,709      19,504      21,707
                                    --------    --------    --------    --------
Income Before Income Taxes            11,962       5,816      24,901      15,965
Income Tax Provision                   3,926       1,883       8,276       4,616
                                    --------    --------    --------    --------
Net Income                          $  8,036    $  3,933    $ 16,625    $ 11,349
                                    ========    ========    ========    ========

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                             K & F INDUSTRIES, INC.
                             SELECTED FINANCIAL DATA
                                 (In thousands)




                                        Three Months             Six Months
                                           Ended                   Ended
                                          June 30,                June 30,
                                    --------------------    --------------------
                                      2004        2003        2004        2003
                                    --------    --------    --------    --------
Capital Expenditures                $    593    $    751    $  1,240    $  1,037
Bookings                            $ 75,370    $ 72,608    $165,014    $148,058
Backlog                                                     $128,844    $130,525
Cash and Cash Equivalents                                   $ 44,241    $ 28,248
Total Debt                                                  $395,000    $435,000
Shareholders' Deficiency                                    $170,284    $216,176


                                      -9-
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                             K & F INDUSTRIES, INC.
            RECONCILIATION OF NET INCOME TO NON-GAAP EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)
                                 (In thousands)


                                         Three Months             Six Months
                                            Ended                   Ended
                                           June 30,                June 30,
                                     -------------------     -------------------
                                       2004        2003        2004        2003
                                     -------     -------     -------     -------
Net Income                           $ 8,036     $ 3,933     $16,625     $11,349
Plus:
   Income Tax Provision                3,926       1,883       8,276       4,616
   Interest Expense, net               9,742      10,709      19,504      21,707
                                     -------     -------     -------     -------
Operating Income                      21,704      16,525      44,405      37,672
Plus:
   Depreciation                        1,812       1,969       3,542       3,939
   Amortization                        1,194       1,059       2,340       2,099
                                     -------     -------     -------     -------
EBITDA                               $24,710     $19,553     $50,287     $43,710
                                     =======     =======     =======     =======


                                      -10-